Exhibit 99.1

PROXY FOR COMMON SHARES SOLICITED ON BEHALF

OF THE BOARD OF DIRECTORS FOR THE

SPECIAL MEETING OF THE SHAREHOLDERS OF

COMMUNITY BANCORPORATION, INC. TO BE HELD ON             , 2013

The undersigned hereby appoints             and             , or either one of them acting in the absence of the other, with power of substitution, attorneys and proxies, for and in the name and place of the undersigned, to vote the number of shares of common stock that the undersigned would be entitled to vote if then personally present at the special meeting of the shareholders of Community National Bancorporation (the “Company”), to be held at             , located at             , on             , 2013, at             , local time, or any adjournments or postponements of the meeting, upon the matters set forth in the Notice of Special Meeting of Shareholders and the Proxy Statement/Prospectus filed with the Securities and Exchange Commission on             , 2013, receipt of which is hereby acknowledged, as follows:

1.	To approve the Agreement and Plan of Merger, dated as of February 13, 2013, by and among QCR Holdings, Inc., QCR Acquisition, LLC and the Company (the “Merger Agreement”).

☐  FOR                 ☐  AGAINST                ☐   ABSTAIN

2.	To approve any adjournment of the special meeting to permit further solicitation in the event that an insufficient number of shares are present in person or by proxy to approve the Merger Agreement and the transactions it contemplates.

☐  FOR                 ☐  AGAINST                ☐   ABSTAIN

3.	In accordance with their discretion, upon any other business that properly comes before the special meeting, or any adjournments or postponements thereof.

The Board of Directors recommends a vote “FOR” Proposals 1 and 2.

THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2. IF ANY OTHER BUSINESS IS PRESENTED AT THE MEETING, OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF, THIS PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY IN THEIR BEST JUDGMENT.

Dated: , 2013

Signature(s):

NOTE: PLEASE DATE THE PROXY AND SIGN IT EXACTLY AS NAME OR NAMES APPEAR ABOVE. ALL JOINT OWNERS OF SHARES SHOULD SIGN. STATE FULL TITLE WHEN SIGNING AS EXECUTOR, ADMINISTRATOR, TRUSTEE, GUARDIAN, ETC. PLEASE PROMPTLY RETURN THE SIGNED PROXY IN THE ENCLOSED ENVELOPE.